EXHIBIT 99.2
To Form 8-K dated October 21, 2010

Seacoast Banking Corporation of Florida
Third Quarter 2010 Earnings Conference Call
October 22, 2010
9:00 AM Eastern Time

Operator:

Welcome to the Third Quarter Earnings Conference. My name is John, and I’ll be your operator for today’s call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. Please note that this conference is being recorded.

I will now turn the call over to Mr. Dennis Hudson. Mr. Hudson, you may begin.

Dennis S. Hudson, III:

Thank you very much, and welcome to Seacoast’s Third Quarter 2010 Conference Call.

Before we begin, as always, we’ll direct your attention to the statement at the end of our press release concerning forward statements. During the call, we will be discussing issues that constitute a forward-looking statement within the meaning of the Securities and Exchange Act and accordingly our comments are intended to be covered within the meaning of Section 27A of that Act.

With me is today is Jean Strickland, our President; Russ Holland, our Chief Lending Officer; and Bill Hahl, our Chief Financial Officer.

We are very pleased with our progress this quarter. While our continued success in reducing a level of problem loans contributed to a loss for the period, we are now seeing a significant acceleration in revenues as a result of strong organic growth in households. Growth in new households this quarter supported improvements in both our net interest margin and our fee revenues, and this occurred in a quarter that is typically weaker due to normal seasonal factors. While the local economic outlook remains subdued, the results produced suggest we are making appreciable progress in our larger effort to gain greater market penetration, and we are focused fully on growing our core earnings, while we finish up the job to restore our credit quality.

Our loss for the quarter totaled $7.6 million, which was much improved over the prior year when we lost $40.8 million, and the most recent quarter with a loss of $30.7 million. The net loss per share for the third quarter was $0.09 compared with a loss last year of $1.21 and last quarter of $0.25. We continued our progress during the quarter to reduce the level of problem loans, with nonperforming loans declining 23.5 percent on a linked-quarter basis to $69.5 million compared with a peak level of $154 million one year ago.

All of our credit metrics have been improving over the past year. More recently, the improvement has been supported by a significant reduction in new problem credit inflows. As a result, all of our credit metrics are now back to levels last seen in early 2008, before the onset of the credit crisis. Significantly this quarter, loans 30 days or more delinquent—and this includes delinquent loans that are classified as nonaccrual, so this would be all delinquent loans—fell below 5 percent to 4.6 percent for the first time in the cycle, again, back to levels last seen before the crisis period began.

Finally, during the quarter, we eliminated our last exposures of any size to residential construction and development loans. This loan portfolio was by far the most significant contributor to losses during this cycle. With the virtual elimination of this portfolio during the quarter and with other positive signs, including continued reductions in the level of classified assets, we can now more confidentially comment on the outlook.

Before we do, I’d like Bill to give us a few comments and a little more detail around our revenue and expense. Bill.

William R. Hahl:

Thanks, Denny. I’ll refer to some slides that we have posted on our website throughout my comments this morning.

But first, I’ll start with a brief summary. As Denny noted, the most notable positives in the third quarter was a continued improvement in credit trends and the emergence of revenue growth both from increased net interest income and fee-based businesses, even in the seasonally weakest quarter. Core deposit growth and positive deposit mix continued as in prior quarters, with declines in accruing loans slowing, which allowed those positives to push the net interest income higher with the added benefit of a slightly larger investment portfolio. The continued improved deposit metrics reflects favorably on the tremendous effort being put forth by our team to improve client retention and acquisition capabilities for core deposits. The story the first half of the year has all been about retail deposits; but during the third quarter, the commercial side of our business jumped into the fun, and we are seeing nice commercial deposit growth adding to already strong retail deposit growth. We continued to allow higher-cost single-service deposit customers and broker time deposits to run-off, all the while focusing all of our attention on building core deposit relationships.

Additionally, we saw positive benefits from our actions that we have been taking to drive better performance. This improvement was especially evident in the higher sequential fee income across a broad range of categories. Overall, fee revenue remains cyclically soft with increased households over the past two quarters have resulted in increases in many fee-related sources of income. This positively impacted total noninterest income, excluding security gains, which increased by 4.1 percent compared to the second quarter, or nearly 17 percent annualized. Results have been better for the entire year for service charges on deposit accounts, mortgage banking fees, debit card income, all benefiting from the improved client retention and acquisition that I referred to earlier.

With that brief summary of the third quarter results, I’ll now shift to some of the slides, and I’m going to begin on slide 7, which provides details for noninterest expenses. Like we have done on past calls, I have prepared a summary of noninterest expense results and identified items which occurred in the quarter that were either nonrecurring or credit-related. Core operating expenses have been well managed and have been stable; however, credit-related expenses continue to impact results on a sequential basis, and they remain very choppy in terms of the levels. Adjusting for these noncore deposits, the third quarter overhead declined by 2.7 percent when compared to the second quarter 2010 or 10.8 percent annualized. We have identified additional expense savings measures to be implemented in the fourth quarter and throughout next year approximating $2 to 2.5 million.

Turning to slide 4, I have a few comments on our capital position. Slide four illustrates our capital position over the past 12 months, with risk-based ratios well above regulatory minimums. We maintain a solid capital level with an estimated Tier 1 ratio of 17.1 percent, estimated total risk-based capital ratio of 18.4 percent at quarter-end. Tangible common equity to tangible assets is at 6.5 percent. On a pro forma basis, assuming the recapture of the deferred tax valuation allowance in future quarters, this ratio improves to approximately 8.5 percent. We believe this recapture will occur when we are able to place greater reliance on our forecast of future taxable earnings. The significant decline in loan losses this year, as detailed on slide 5, compared to a year ago and last quarter, we believe begins to provide positive evidence for future taxable earnings, as well as other positives shown on this slide. This together with increasing net interest income and noninterest income will soon provide the positive evidence needed to rely on our forecast of future earnings to support the realization of the Company’s deferred tax assets, and thus the basis for removing the valuation allowance.

Now moving on to deposit growth on slide 8, you can see that core deposits increased and the positive deposit mix continued. Please note that like last quarter, we improved market share and services per household as well.

In addition, we continue to manage our CD pricing carefully due to our strong liquidity position as summarized on slide 6. This resulted in a decline in brokered and single-service time certificates and improved our deposit mix, as shown in slide 9. Total demand in savings balances now represent 67 percent of total deposits, up from 60 percent a year earlier. This increase in stable core deposits has enabled us to take the series of actions necessary to reduce the higher cost funding, helping to drive significant reduction in our cost of funds. Overall cost of deposits declined 40 basis points from a year ago to 0.84 percent.

Now I’ll take a minute to cover the margin on slide 10. The margin increase this quarter is primarily due to lower deposit costs and stable accruing loan balances as a result of the funding of new loans, primarily residential ARMs and owner-occupied commercial real estate, largely offsetting consumer and residential loan principal repayments. We continue to remain hopeful that loan demand from creditworthy borrowers will increase in the final quarter of 2010, but we remain uncertain as to the exact magnitude and the timing of the pickup. Adding to the investment portfolio over the remainder of the year and reducing excess cash liquidity will support the margin and net interest income. We have been careful to not add much effective duration in the portfolio, and we are looking for solid investments that will perform well when the curve flattens as forecasted.

In summary, capital and liquidity positions are strong; noninterest income grew sequentially across the broad range of categories; and net interest margin increased, all the result of the success of our associates returning to growing the business. We are encouraged by the emerging asset quality trends and the related reduced provisioning compared to the prior year. We look forward to improved financial results during the remainder of the year.

With that, I’ll turn the call back over to Denny.

Dennis S. Hudson, III:

Thank you, Bill. And before we take a few questions, I just had a few closing remarks. Over the past year, we have devoted very significant resources to improving our ability to compete, starting with a top-to-bottom review of our business practices and a repositioning of our value proposition to more clearly answer the question: Why bank with Seacoast? We are very proud to see that our growth initiatives are starting to converge with increased confusion in our market footprint. As a result, our people are driving improvements in all of our revenue metrics across the bank and across the footprint. We have seen this building in our internal metrics all year, and this quarter it began to show through to our top line revenue performance.

I want to pause and thank all of our associates for producing what I believe is the start to an even better result that we’ll see in 2011 and beyond. I particularly want to thank our Seacoast store and support associates who have never stopped growing our retail customers, as many of us have had to focus on asset quality issues. I also want to thank this quarter our mortgage banking associates who this year helped us become the largest home mortgage lender in most of our markets thus far in 2010. And thanks as well to our wealth and brokerage associates for improved results this quarter.

On last quarter’s call, I indicated that we had completed the transfer of even our softer problem credits to our Special Assets group in order to free-up our market lenders to focus on revenue initiatives. This will continue to be a key growth initiative in the coming months that we believe is going to add further to the revenue mix, and we are encouraged. We are now producing, for the first time in the cycle, growing pipelines of commercial business, and we are now actively seeking to expand our lending talent in every market. Our approach is to focus on business segments that have been less impacted by the downturn as we work to build relationships first and with it new commercial loan growth.

To summarize our current outlook, we are now fully engaged at all levels to aggressively return to market. We have been surgical in our approach to appropriately match our activities with segments of our markets that are beginning to stabilize. Over the next year, we expect to produce meaningful improvements in market share and customer penetration. We also now project our credit costs will continue to moderate with real potential for more significant improvement beginning in the first quarter of next year. As we achieve our plan, we expect to return to profitability and then to profitable growth. As I have said so many times, we will be the only convenient local bank in our markets when this downturn ends. The opportunities for us are simply enormous, and the people of Seacoast intend to produce big wins for our shareholders as our growth accelerates and our credit costs are reduced. And with that, we’ll throw the floor open to a few questions.

Operator:

Thank you. We will now begin the question-and-answer session. If you have a question, please press star, then one, on your touchtone phone. If you wish to be removed from the queue, please press the pound sign or the hash key. There will be a delay before the first question is announced. If you are using a speakerphone, you may need to pick up the handset first before pressing the numbers. Once again, if you have a question, please press star, then one, on your touchtone phone. Standing by for questions. And once again, if you do have a question, please press star, then one, on your touchtone phone.

And we have a question from Bill Young from Maguire. Please go ahead.

Bill Young:

Hey, good morning, guys.

Dennis S. Hudson, III:

Good morning.

William R. Hahl:

Good morning.

Bill Young:

Could you give a little bit more color on the loan pipeline as it stands this quarter and also a little bit more color on what commercial business segments you see more opportunity in?

H. Russell Holland, III:

Sure. This is Russ Holland. The pipeline is a broad pipeline throughout all of our markets. It’s equally disbursed in our markets and it’s primarily at this point refinancing opportunities from other institutions. There’s not a lot of new acquisitions or expansion-type requests in the pipeline. It’s mostly refinancing, term loans on owner-occupied facilities, small investment real estate properties and equipment loans, but mostly refinancing.

O. Jean Strickland:

And a lot of professionals.

H. Russell Holland, III:

Correct.

Bill Young:

Okay great. And could you also... Do you have any additional problem asset sales in the pipeline for the fourth quarter?

Dennis S. Hudson, III:

We’ll have some in the fourth quarter, but that’s really drawing to a close. We have workout strategies associated with every asset in the portfolio and most of those strategies are focused. Because the size the credits are so reduced now compared to what they were a year ago, we’re looking for a lot less volatility going forward and just a lot of ordinary liquidation activities through normal means. We have a little bit more we’ll do in Q4 and then we just don’t see any more happening. And if it were to happen in 2011, it would be an anomaly and for a good reason. Hope that answers your question.

Bill Young:

It did. That was very helpful. All right, thanks a lot, guys.

Dennis S. Hudson, III:

Great.

Operator:

We have a question from Mac Hodgson from Robinson Humphrey. Please go ahead.

Mac Hodgson:

Hey, good morning.

Dennis S. Hudson, III:

Good morning.

Mac Hodgson:

I might have jumped on a little bit late, so I apologize if you hit on this. But I just wanted to ask a little bit about the restructured loans. You had a good quarter of moving down the nonperforming loans from 90 million to 69 million and the accruing TDRs have been relatively flat. I usually include those numbers in my NPA number. And any additional color you can give there on...

Dennis S. Hudson, III:

Yeah, we’ll give you some color. But I just point out, we believe in this environment... Just let me just set the stage... In the environment we find ourselves in right now, we think the troubled debt restructure is a very important arrow in our quiver to control credit quality. Jean can give you some color on our whole approach with troubled debt restructures, but for the reasons she’s going to probably talk about, we don’t consider those to be anywhere close to nonperforming assets; although, I understand your focus here.

So I’ll turn it over to Jean. Just give us a little color on our TDR portfolio.

Mac Hodgson:

Okay.

O. Jean Strickland:

Sure. We have about two-thirds commercial and one-third residential troubled debt restructures. In the commercial, we would, by our own underwriting standards, upgrade more than half of that portfolio now if it were not for the fact that we gave an interest concession awhile ago that, per the accounting rules, requires us to carry it as a troubled debt restructure. On the residential portfolio, we are experiencing half of the re-default rate that is prevalent in the market, and we do include our historical re-default performance in our allowance calculation, so we cover that risk there. We feel very confident that, as Denny said, our troubled debt restructures are extremely high quality and that they really are not to be included in nonperforming loans.

Mac Hodgson:

And what’s the... You said the half the re-default rate, what is the re-default rate?

O. Jean Strickland:

In the market that we’re seeing it is around 40 percent; and our history, and we’ve been doing this now for a while, is at a 20 percent level.

Mac Hodgson:

And that’s on the residential?

O. Jean Strickland:

Yes.

Mac Hodgson:

What about...

Dennis S. Hudson, III:

And that contributes about a third of the troubled debt balances. The other two-thirds is in commercial, primarily commercial real estate type...

O. Jean Strickland:

On the commercial side, we see no re-defaults.

Mac Hodgson:

No re-defaults, okay.

Dennis S. Hudson, III:

Yeah, good point.

Mac Hodgson:

And now they... And I should know this, and it’s somewhat confusing, will they on the commercial side and I guess on the residential side, will they stay a restructured loan accruing until they pay-off in a full or is this a scenario where they...

O. Jean Strickland:

There’s a large portion of them that will have to be retained in troubled debt restructure status because of the rate concession until they pay off, yes.

Mac Hodgson:

Okay.

Dennis S. Hudson, III:

...Or until they adjust. There are some cases where we would have another shot at that at some point down the road. But I think the key is for us: Our approach to troubled debt restructure is to fully underwrite, fully document the decision, and none of these are trial-type troubled debt restructures. Every one of them, including the consumer residential TDRs, are fully documented, fully underwritten. We have a strong basis to believe, supported by documentation in the file, that the borrower is fully capable of performing under the restructure. As we said earlier, and I think in our Qs we give better color on this, many of the troubled debt restructures that we have were negotiated a number of quarters ago in a proactive approach to give assistance to some of these borrowers and many...

O. Jean Strickland:

...before they defaulted. Before they defaulted, there’s a large...

Dennis S. Hudson, III:

Of course, yeah.

O. Jean Strickland:

We’re fortunate ...

Dennis S. Hudson, III:

Yeah, very few of the commercial troubled debt restructure have ever been late, ever, on a payment. So we have been very proactive in our approach. We think it works well. It’s proven by the fact that we have had no re-defaults at all on the commercial side and our re-default rate on the consumer side is half that of the market, so we feel pretty good about the quality of the TDR portfolio.

Mac Hodgson:

Okay great. That’s helpful.

Dennis S. Hudson, III:

One other thing I wanted to mention...

Mac Hodgson:

Sure.

Dennis S. Hudson, III:

...I was about to say that many of the decisions on this were made several quarters ago and, in some cases, we negotiated rate concessions that today would probably not be viewed as a rate concession given where rates are today; so just one of those little things that occurs in this cycle. You had another question?

Mac Hodgson:

Yeah, just following up, Bill, on the DTA, and I might not have caught all that you said very clearly, I know you mentioned you expected some—or you’ve seen positive evidence and you expect maybe that to be powerful enough to be able to reverse the valuation allowance. I didn’t quite catch if you gave a timeline, if you said, “In the next couple of quarters or in 2011,” I don’t know if you were that specific. I was just trying to...

William R. Hahl:

No, I wasn’t that specific, but it’s definitely positive revenue growth that we have seen, and we’ve had a good 12 months of credit quality improvements and provisioning coming down. This is all positive evidence that we can put together a more credible forecast of taxable earnings, future taxable earnings, and so we’ll be working with KPMG, our accountants, on those issues. There hasn’t been anybody, I don’t think yet, that’s taken their valuation allowance off of their deferred tax assets in this cycle that’s put it up; and a lot of them, they put it up and then a few quarters later they were gone.

Mac Hodgson:

I’ve heard some banks say that they think they need to put together three to four quarters of pretax profit before being able to take the valuation allowance back. Is that...

Dennis S. Hudson, III:

Yeah, we keep hearing that from analysts and other banks, perhaps to give a conservative view of things, and that may well be something that we face. But when you look at the literature, it’s pretty clear, we just need to be able to feel comfortable with future taxable earnings. I think at some point in 2011, we’ll feel very comfortable with that. Hopefully we’ll convince others to go along with us, but we’ll just have to see how that plays out. Again, as Bill said, we are sort of plowing new ground here in this cycle.

Mac Hodgson:

Sure. Thanks.

Operator:

Our next question comes from David Bishop from Stifel Nicolaus. Please go ahead.

David Bishop:

Yeah, good morning, gentlemen.

William R. Hahl:

Good morning.

Dennis S. Hudson, III:

Good morning, David.

David Bishop:

Sort of following up on that question when that time comes in terms of the DTA recapture, would that probably be a company with contemplation of the repayment of the TARP capital as well?

Dennis S. Hudson, III:

I don’t think it would come with a repayment of TARP capital, but it would clearly come with moving out of deferral.

David Bishop:

I’m sorry. You broke up that last (inaudible)...

Dennis S. Hudson, III:

But I think it would clearly come with moving out of any deferral.

David Bishop:

Okay.

Dennis S. Hudson, III:

Another thing...

David Bishop:

I don’t know... Like Mac, I jumped on late. Was there any discussion in terms of loan sales this quarter, were there any and was there a dollar amount disclosed?

Dennis S. Hudson, III:

Yeah there was a dollar amount. Russ, it was five...

H. Russell Holland, III:

5.6...

O. Jean Strickland:

$5.3 million.

Dennis S. Hudson, III:

$5.3 million, a modest loan sale this quarter, and we may have something similar next quarter.

David Bishop:

Gotcha. And then I know we have seen other banks somewhat taking on the chin from the affects of Reg E. Any sort of early read in what the impact has been in terms of your deposit service charges? Obviously good trends here overall with the account penetration but on the...

Dennis S. Hudson, III:

Right, the...

David Bishop:

Any concerns there heading into the latter half of the year and into next year?

Dennis S. Hudson, III:

Right. We have had some pretty good results with that. As you saw, our service charges were up, I think, 4 percent for the quarter, 16 percent annualized. Strong growth for the quarter, frankly surprising given the challenges of Reg E, but we had some pretty good results.

Jean, I know you...

O. Jean Strickland:

We have contacted over half of our customer base and when we are able to contact those that don’t respond to our mailings, we get a very large percentage opting in.

Dennis S. Hudson, III:

Yeah, we just had a whole program that we built around triaging into our most frequent users of those benefits and we have been pretty effective explaining the pros and cons of opting in and opting out; and we have had like a 80-plus percent...

O. Jean Strickland:

Opt in.

Dennis S. Hudson:

...kill rate, opting in for a heavy user. The challenge is getting to everybody, because we have had maybe 40 percent of those that we have yet to contact, and we continue to contact them. But we’ve had good pretty results. We beat of all our projections in terms of what kind of give back we were looking at.

David Bishop:

Great. Thanks.

Operator:

Our next question comes from Christopher Marinac from FIG Partners. Please go ahead.

Christopher Marinac:

Thanks. Good morning, Denny, Bill, and Jean.

William R. Hahl:

Good morning.

Dennis S. Hudson, III:

Good morning. I just want to go back through the OREO expenses that were in the slide and also obviously in the press release. Which of these are true expenses, maintenance and taxes related versus actual writedowns?

William R. Hahl:

Well I guess in the actual release, we do have the losses...

Christopher Marinac:

Okay.

William R. Hahl:

...broken out and those were $849,000 and so the rest of it basically relates to just what you said, legal costs to bring the properties in, insurance, maintenance...

Dennis S. Hudson, III:

...primarily taxes, insurance and any operating costs for anything, other expenses related to maintaining OREO.

William R. Hahl:

Right.

Dennis S. Hudson, III:

And those we believe will begin to come down. But as you know, OREO grew this quarter. As we get to the final stages of this, the pressure will be on us to liquidate that OREO portfolio. We have got plans to do exactly that, and that’s how you bring down those costs.

Christopher Marinac:

Well, Denny, to that point, I guess my question is: What’s the risk that your valuation marks are incorrect and that you will have additional loss, just with the $32 million in OREO, let alone anything else that (inaudible) comes in?

Dennis S. Hudson, III:

Yeah, the bigger question, Chris, is: What will be the liquidation path we take for each asset and how aggressive will we push that liquidation; and how will that impact be compared with our carrying value? We have been conservative in our marks on the carrying value. For example, this quarter we went back and looked at a couple of large pieces and marked them down even further below appraised value because of what we are observing in the market and alike. So all I can say is we do the best job we possibly can each quarter rechallenging all of that, but the bigger issue that drives the OREO losses will be the pace of liquidation, I would say. If we have opportunities to move things at prices that maybe are below our expectation, we may make that decision just to get these things behind us. So it’s really not so much a valuation issue, it’s just: what’s the clearing number going to look like; what actions are we going to take to clear that; and over what timeframe will that occur? We do expect and are projecting that our OREO losses will be higher in 2011 as we finalize a lot of that stuff, and that will be offset by a reduction in other credit related costs. We’re still looking for some pretty decent results, all things considered, for 2011 and a return to profitability.

Christopher Marinac:

And then, Jean was giving us color on the TDRs for Mac’s question earlier; do you have a mark on the TDRs that are not upgradable that — - and for the residential stuff the piece that may default, how is that treated from an evaluation perspective?

Dennis S. Hudson, III:

Yeah.

O. Jean Strickland:

The... Our allowance methodology incorporates...

Dennis S. Hudson, III:

Well, to answer the question directly, the assumed re-default rate triggers us to create a reserve that is driven by the current valuation assumptions on those assets.

O. Jean Strickland:

Right.

Dennis S. Hudson, III:

So if somebody’s performing... and if we have a 20 percent chance of them defaulting, we’re going to look at the current value of that home, that residential home, and we’re going to take that full mark based on that probability. So said another way, it’s basically a stress test number based on the probability of default, and the loss-driven default is unfortunately a function of the value of the underlying collateral.

Christopher Marinac:

Denny, I guess last question, outside of credit, is just on the revenue and the whole idea of being offensive again: do you have any specific goals, just maybe minimum goals for the next 12-18 months, on what you’d like to see revenue do with the new focus here?

Dennis S. Hudson, III:

We’d like to see the third quarter repeated as we roll forward. We haven’t disclosed or discussed any goals, but suffice it to say that we are looking for further improvements in our performance. I tried to make clear in the discussion that we’ve actually got real performance in the branches and with the retail growth, and very real performance on the residential side with some pretty solid performance this quarter in terms of fees as well as impacts on margin and the like. The final piece to fall into place would be CRE growth—again very targeted, very lasered in on areas that make a lot of sense. I’m not suggesting that that’s going to be a huge volume over the next 12 months, but I think it’ll be meaningfully impactful on our margins and our growth over the next year. As you just heard from Russ, the primary focus right now is on new relationships that we’re acquiring that come with some of those credits that are in essence refinances of very solid smaller loans.

Christopher Marinac:

Sounds good. Thank you very much.

Dennis S. Hudson, III:

Yeah.

Operator:

We have a question from Jefferson Harralson from KBW. Please go ahead.

Jefferson Harralson:

Hey. Thanks, guys. I want to start with just some housekeeping at first. Do you have the dollar amount of the DTA that’s disallowable? Is it 40 million bucks, something in that range?

William R. Hahl:

Forty-four.

Jefferson Harralson:

Okay. And how about a ballpark of how much of your TARP preferred and trust preferred has been deferred?

William R. Hahl:

It’s about... Well let’s see, we’re up to six quarters...

Dennis S. Hudson, III:

It’s roughly 5 million.

William R. Hahl:

Yeah, in total, about, all together.

Dennis S. Hudson, III:

Roughly $5 million and we have $26 million at the parent. The pace is a little under a million quarter, right?

William R. Hahl:

Oh yeah.

Dennis S. Hudson, III:

Yeah, it’s 600 for TARP and 200 for TruPS called.

Jefferson Harralson:

Okay. So when you’re... Sounds like when you’re given the green light, it wouldn’t really take much time to pay it once given the green light?

Dennis S. Hudson, III:

No. No, and we’re in constant communication on that.

Jefferson Harralson:

All right, that’s very helpful. Thanks. The last thing I wanted to ask you about, the nature of the office and retail markets in your marketplace. That’s going to be obviously a big component of your loss rates going forward is the commercial real estate and those seem like that’s your biggest exposures. So do you think we’re getting... Have we troughed in valuations of those types of properties; and can you talk about just the business environment from those two types of properties?

Dennis S. Hudson, III:

We’ll talk about that in a second. But I think specific to us at Seacoast, with the work we’ve done over more than 18 months—very, very intensive work with all of our exposures in the CRE portfolio—we are feeling increasingly comfortable that things are in pretty stable shape in the CRE portfolio. Where we’ve seen potential for future concern, we’ve been aggressive with troubled debt restructures. Where we have large exposures, we’ve done lots of work with borrowers to solidify our position and actually improve our position. We just went through a major loan review on a big component of that portfolio this past quarter, and just went through a major regulatory exam this quarter. We’re just feeling increasingly comfortable that we have a pretty good comfortable feeling about our CRE portfolio. Having said that, what’s the market look like out there? It’s still soft, and the CRE market is extremely soft.

Russ, do you have any...

H. Russell Holland, III:

Yeah, the only other thing I would add is: because of our early action in some of these loans, our borrowers became active early in managing their properties and have worked very hard in this soft market to attract tenants into their properties. They are very engaged and hands-on as a result of the bank prodding them on early, so we... It is a soft market—there’s no question about it—and it is challenging, but we together with our borrowers feel like we’re making good progress in keeping the properties leased to the maximum possible. The other thing to point out is our average loan size in these portfolios is low. It’s under a million dollars, so it’s more manageable than you may think.

Dennis S. Hudson, III:

Right. The other thing I’d point out is in this portfolio we have seen in the last several months more upgrades than we’ve seen downgrades. We have seen really...we just haven’t had the downgrades that we would have had nine months ago, something like that. So our credit metrics no matter where you look are all pointing in the same direction, and that is to stability. So we are feeling pretty good about it. It doesn’t mean we won’t have an unknown occur here and there. But when you look at the potential size of that unknown, it’s hard to imagine it would be anything significant.

Jefferson Harralson:

Okay. Thanks a lot of the color, guys.

Operator:

We have a question from [Ken] Puglisi from Sandler O’Neill. Please go ahead.

Ken Puglisi:

Hi, Denny. It’s Ken Puglisi. How are you?

Dennis S. Hudson, III:

Hey, Ken.

Ken Puglisi:

I got two quick questions. I just heard you say that you had a regulatory exam this quarter; are the results of the exit interview incorporated in this third quarter earnings release?

Dennis S. Hudson, III:

Oh yeah, but there weren’t any results. I mean we didn’t have any...

O. Jean Strickland:

Differences of opinion.

Dennis S. Hudson, III:

Yeah, we all...

O. Jean Strickland:

We all agree.

Ken Puglisi:

No downgrades?

O. Jean Strickland:

Right.

Dennis S. Hudson, III:

No, we didn’t have any issues.

Ken Puglisi:

Okay. The other question I had is just something I don’t understand. On the first page, you talk about this metric of loans delinquent 30 days or more being 4.66 percent of loans, and that includes the nonperformers.

Dennis S. Hudson, III:

Right.

Ken Puglisi:

Then I go back and I look on at the ratio you have here of nonaccrual loans and accruing loans 90 days or more due at 5.50 percent. I’m having a little trouble understanding how that number could be bigger than (inaudible)...

Dennis S. Hudson, III:

Yeah.

Ken Puglisi:

...unless a lot of nonaccruals are actually current?

Dennis S. Hudson, III:

That’s the answer.

Ken Puglisi:

Can you just give me a little color on that? I mean how does that break down?

Dennis S. Hudson, III:

Basically it would be a credit. The difference between the two numbers would represent loans that are less than 30 days past due, but are marked as nonaccrual, and those would represent loans that ....where we have borrowers that are squeaking out payments and haven’t been late, but we do not have support for their ability to continue to make those payments. So it’s...

O. Jean Strickland:

They used to be called performing/nonperforming.

Dennis S. Hudson, III:

Yeah.

Ken Puglisi:

Okay. So not good collateral support?

Dennis S. Hudson, III:

Well, no there would be good collateral support or...

O. Jean Strickland:

We would write them down.

Dennis S. Hudson, III:

...we would have it with an impairment reserve or written down and so forth. It’s going to be potentially loans that at some date in the future could be upgraded or another way to say it: it may be a higher quality nonperforming loan. I just think it’s an important number, the overall global delinquency number, because as that number comes down, that’s kind of a good leading indicator to lessening risk.

Ken Puglisi:

Okay. And the only other question, the $5.3 million in loan sales that you had during the quarter, was there any further write-down on that?

Dennis S. Hudson, III:

Oh yeah.

H. Russell Holland, III:

But that number is actually the balance we were carrying the assets at, so...

Dennis S. Hudson, III:

So...

H. Russell Holland, III:

...there was some loss on sale, but it wasn’t significant.

Dennis S. Hudson, III:

Yeah.

Ken Puglisi:

I’m sorry, you broke up there. Of the 5.3 million, how much of that — - how much of the loss on that loan sale was in the net charge-offs?

H. Russell Holland, III:

In the net charge-offs? Well, there were valuation write-downs during the quarter that may relate to some of those assets, so I really don’t have that figure.

Dennis S. Hudson, III:

But it was kind of consistent with what we’ve seen in the past. It was somewhat of a nominal number.

Ken Puglisi:

Okay. And did you give a total number for the DTA? I know 44 million is disallowable. What’s the total?

William R. Hahl:

Sixty-one.

Ken Puglisi:

Sixty-one. Okay, thank you very much.

Dennis S. Hudson, III:

Yep.

Operator:

Our next question comes from Mark Heilweil from Spectrum Advisory. Please go ahead.

Mark Heilweil:

Good morning.

Dennis S. Hudson, III:

Good morning.

Mark Heilweil:

Last year of course you bid on some other bank assets...

Dennis S. Hudson, III:

Right.

Mark Heilweil:

...another bank. Would you characterize how important an acquisition is over the next, let’s say, until the end of 2011 to your strategy? And secondly, would you attach a probability to your completing an acquisition within that timeframe?

Dennis S. Hudson, III:

Yeah, it’s really tough to do for all the reasons we understand, the level of competition and all sorts of anomalies out there. All I can say is: we did raise a tremendous amount of contingent capital from investors back in April of this year. That particular opportunity was sort of a massive unbelievable blockbuster opportunity. It was our largest competitor across the street. As you know, the deal went to TD, Toronto-Dominion, and they bid very, very aggressively for it. When we look ahead over the next 12 to 18 months, we see lots more banks failing, but we see very few banks failing that have significant or interesting franchises around us, but there could be some throughout the state. We’ll just continue to be vigilant and look at that. It is important, however, for us to continue to show improvement in the credit metrics and improvement most importantly in our earnings and a return to positive earnings to put ourselves in a stronger position to be able to compete as we look forward. So it is an important thing. We will look at it, but it is not driving our strategy at all. It would just be an enhancement to everything we’re doing. Our total focus, as I said earlier, is on generating sustainable revenue growth organically in our markets. And the reason that is so important for us to be focused on right now is, again, we are now positioned as the only viable local guy left in most of our markets, number one. Number two, the competition has changed radically over the past year with new entrants into the market due to bank failures and due to other acquisitions, some of which didn’t work so well, resulting in multiple changes of signs and alike. So we are... This is our time in the market and we are really focused on that organic growth.

Mark Heilweil:

Thank you. I know this may be a difficult question to answer diplomatically, but how would you characterize the regulatory restraints on your ability to make loans that you would like to make?

O. Jean Strickland:

There is none. There are none.

Dennis S. Hudson, III:

We have no restraints. No legal restraints. More importantly, if anything, regulators are very open and encouraging us to make loans. They’re very comfortable with our credit processes and comfortable with the loans we have made as we’ve gone through this tough period, and it is just not an issue. That’s not the issue. The issue is high unemployment rates, weak conditions in the markets, and you find many, many healthy borrowers who are continuing to want to deleverage for reasons that we all understand and others that are less healthy that just don’t qualify. We are out there and we are the number one producer of residential home mortgage purchase loans in three or four counties here. Number two is Bank of America. Number three is Wells Fargo. We’re out there making loans every day and we’re making money. And we are going to continue to gear that up because we are the only local guys left in the market. So that’s not really the issue; the regulatory issue is not an issue. The issue is just the conditions in the market. But we are very focused on, as I said earlier, segments of the market that have been less impacted, and there are some. It’s not big, but there are some. Second of all, we are focused right now, because of the rate environment and our interest rate position, we think we can be very competitive in commercial loan refis for a lot of professionals and the medical community, that sort of thing in our markets, and we’re having some good success with that.

Mark Heilweil:

All right, thank you. Good luck.

Dennis S. Hudson, III:

Thank you.

Operator:

Our next question comes from Steve Covington from Stevens Capital. Please go ahead.

Steve Covington:

Good morning, everybody. Thanks for taking the question.

Dennis S. Hudson, III:

Sure.

Steve Covington:

I apologize if I missed this, but did you give any color as to the makeup of the ORE? Just the general makeup, what percentage is residential and what percentage is commercial?

Dennis S. Hudson, III:

Most of it is commercial, and I don’t have the number off the top of my head.

William R. Hahl:

Well, it’s a third we said.

H. Russell Holland, III:

No, that was the TDRs.

O. Jean Strickland:

(Inaudible) TDR (inaudible)...

H. Russell Holland, III:

(Inaudible)... 10 percent, but that’s a guess. I don’t know the number.

Dennis S. Hudson, III:

Yeah, it’s probably under 15 percent in residential. We’re finding our residential turn in and out of OREO is pretty fast. It’s...

H. Russell Holland, III:

Average time is 89 days that we have title to a single family residential property.

Dennis S. Hudson, III:

So our single family homes are moving out in 89 days on average, and that’s actually I think getting better. At this point, it is moving very nicely. The challenge for us will be moving the commercial out. The good news is, as we’ve said earlier, we have moved a lot of residential and what is left will hopefully be easier.

Steve Covington:

Are you having any trouble getting title companies, direct clean title on foreclosed properties as you try to — - with this all the media attention on foreclosures?

Dennis S. Hudson, III:

No.

O. Jean Strickland:

No.

Male Speaker:

No.

Steve Covington:

Good.

Dennis S. Hudson, III:

Not an issue.

Steve Covington:

Okay. And then could you disclose what the makeup of the reserve is relative to what percentage is specific versus general?

Dennis S. Hudson, III:

We... You’ll see that in our Q. We just don’t have that with us right now. It’s not appreciably different than it was on a relative basis last quarter.

Steve Covington:

Okay. Thank you for taking the questions.

Operator:

And once again, if you have a question, please press star then one on your touchtone phone. Standing by for questions.

Our next question comes from Jefferson Harralson from KBW. Please go ahead.

Jefferson Harralson:

Hey thanks, guys, brought me back in. I had a quick question on the 2.2 million in savings you alluded to in Q4 in expenses, is that — - can you just talk about what you’re doing there and is that 2.2 million per quarter or per year? I missed what you said there.

William R. Hahl:

Yeah, Jefferson, for the fourth quarter will begin and it’ll trail into the first and second quarter.

Dennis S. Hudson, III:

So it’s an annualized number and it won’t be fully implemented until the middle of next year.

Jefferson Harralson:

All right. And what in general are the things you are doing to achieve that?

H. Russell Holland, III:

Well, we reviewed our processes and enhanced some efficiencies, and were able to eliminate some positions as a result on the commercial side. There’s also some cost savings in other areas of the bank.

Dennis S. Hudson, III:

Yeah, and also will see our professional fees...

O. Jean Strickland:

Reduced.

Dennis S. Hudson, III:

...reduced. A lot of extraordinary work that we did this past year that frankly was associated with some of the success on the revenue side will start to trail off.

Jefferson Harralson:

Okay, thanks a lot.

Operator:

At this time, we have no questions.

Dennis S. Hudson, III:

Okay. Thank you very much for your attendance today. We look forward to reporting our results in January for the year. Thanks.

Operator:

Thank you, ladies and gentlemen. This concludes today’s conference. Thank you for participating. You may now disconnect.

Please Note: * Proper names/organizations spelling not verified.